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                                                                Exhibit 4.2



                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            NATIONAL INTERGROUP, INC.

                Under Section 242 of the General Corporation Law
                ------------------------------------------------


               The undersigned, NATIONAL INTERGROUP, INC., a corporation organized and existing under the General Corporation Law of Delaware (the "Corporation"), pursuant to the provisions of Section 242 of the Delaware General Corporation Law, hereby certifies that:

               FIRST:   The name of the corporation is NATIONAL INTERGROUP,
               -----
     INC. The name under which the Corporation was formed is National Intergroup, Inc.

               SECOND:   The Restated Certificate of Incorporation of this
               ------
     Corporation is hereby amended as follows:

               1. to change the name of National Intergroup, Inc. to "FoxMeyer Health Corporation." The FIRST Article of the Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

               "FIRST:   The name of the Corporation is
     FoxMeyer Health Corporation"

               IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this instrument to be signed in its name by its Vice President and attested to by its Assistant Secretary this 12th day of October, 1994.


                                   NATIONAL INTERGROUP, INC.



                                   By:/s/ Peter B. McKee
                                      -------------------------------------
                                      Name:  Peter B. McKee
                                      Title: Vice President and
                                             Chief Financial Officer


     ATTEST:

     By:/s/ Elizabeth T. Ching
        ------------------------
       Name:  Elizabeth T. Ching
       Title:  Assistant Secretary

     (CORPORATE SEAL)




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